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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the 1997 Stock Option Plan, 2000 Stock Purchase Plan and 2000 Nonemployee Directors Stock Option Plan of our report dated March 20, 2000 with respect to the consolidated financial statements of Cepheid as of December 31, 1998 and 1999 and for each of three years in the period December 31, 1999 included in its registration statement (Form S-1, No. 333-34340) and related prospectus dated June 21, 2000 filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Palo Alto, California
July 17, 2000